UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(D) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	December 19, 2013 (December 2, 2013)

EVCARCO, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-158293	26-3526039
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7703 Sand St. Fort Worth, TX	76118
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code:	(817) 595-0710

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective December 1, 2013, EvCarCo, Inc. (the “Company”) announced that Bryan Miller and Gerardo Hubard resigned as directors of the Company, and that Bryan Miller, Gerardo Hubard, Edwin McKnight and Alexander Backman had resigned as officers of the Company.  The sole remaining officer and director is Walter Speck.  Each of the resigning directors and officers was provided a copy of this disclosure and provided an opportunity to comment, and jointly make the following statement:

“The Company has been undertaking due diligence into various previous transactions and has discovered some potentially damaging issues. These issues could be serious, including possible securities law violations. The transactions in question involve convertible debt issuances, consulting agreements, breaches of fiduciary duties and self-dealing, and serious dilution matters beginning as early as 2009.   The resigning officers and directors were not aware of these affairs when they agreed to accept management of EvCarCo, but after the engagement of both securities counsel and litigation counsel to review all matters as it relates to these issues we have determined that continued representation of EvCarCo is not in our best interest.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVCARCO, INC.

(Registrant)

Dated:  December 19, 2013

By:  \s\ Walter Speck

Walter Speck

President